UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Maxim Integrated Products, Inc.

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on November 12, 2014.

MAXIM INTEGRATED PRODUCTS, INC. MAXIM INTEGRATED PRODUCTS, INC. ATTN: MARK CASPER 160 RIO ROBLES SAN JOSE, CA 95134	Meeting Information
Meeting Type: Annual Meeting
For holders as of: September 18, 2014
Date: November 12, 2014 Time: 10:00 AM Pacific Time
Location: Maxim Integrated Products, Inc. Event Center 160 Rio Robles San Jose, California 95134
You are receiving this communication because you hold shares in the company named above.

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We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

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NOTICE AND PROXY STATEMENT ANNUAL REPORT ON FORM 10-K
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Voting Items

The Board of Directors recommends you vote FOR all of the nominees listed below and FOR proposals 2 through 7:

1.	To elect seven members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

The seven director nominees are as follows:

01)	B. Kipling Hagopian	05)	Robert E. Grady
02)	Tunc Doluca	06)	William D. Watkins
03)	James R. Bergman	07)	A. R. Frank Wazzan
04)	Joseph R. Bronson

2.	To ratify the appointment of Deloitte & Touche LLP as Maxim Integrated’s independent registered public accounting firm for the fiscal year ending June 27, 2015.

3.	To ratify and approve an amendment to Maxim Integrated’s 2008 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 2,000,000 shares.

4.	To ratify and approve an amendment to Maxim Integrated’s 1996 Stock Incentive Plan to increase the number of shares available for issuance thereunder by 5,000,000 shares and to extend the Plan’s term by 10 years.

5.	To ratify and approve an amendment to Maxim Integrated’s restated certificate of incorporation to eliminate the ability of stockholders to cumulate their votes in future elections of directors.

6.	Advisory note on Executive Compensation.

7.	To approve the adoption of Maxim Integrated’s Executive Bonus Plan, a bonus plan for the Company’s executive officers compliant with Section 162(m) of the Internal Revenue Code.

October 3, 2014

Dear Maxim Integrated Stockholders:

I am pleased to provide you with the enclosed Proxy Statement for our 2014 Annual Meeting and Annual Report on Form 10-K for our fiscal year ended June 28, 2014.

We made significant progress against our company’s strategy in fiscal year 2014. First, we successfully completed the acquisition of Volterra Semiconductor and have fully integrated Volterra’s operations with ours. Second, we achieved strong growth in our Automotive and Industrial businesses and continued to diversify our customer base in our Mobility business. Finally, we returned approximately 92% of free cash flow to stockholders in the form of dividends and share repurchases during the year. We recently increased the quarterly dividend by 8%, reflecting our confidence in our business model and ability to maintain high profitability throughout economic cycles.

As described in our Proxy Statement, we are asking for your support for various proposals, including modest share increases in our equity compensation plans and an amendment to our certificate of incorporation to eliminate the ability of stockholders to cumulate their votes in the election of directors. Our proposal to eliminate cumulative voting would bring us in line with other publicly traded companies as more than 95% of the companies listed on Nasdaq 100 and the Russell 1000 do not allow stockholders to cumulate their votes in the election of directors. We have also made other corporate governance enhancements, including the implementation of a majority voting standard in uncontested director elections and allowing stockholders to call a special meeting of stockholders.

Thank you for your continuing support, and we look forward to seeing you at the Annual Meeting.

Sincerely,

Tunç Doluca

President and Chief Executive Officer

Maxim Integrated